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                                                                     EXHIBIT 5.1

(H W R)                    Harney Westwood & Riegels
        Barristers, Solicitors, Notaries, Patent and Trade Mark Agents

                        Craigmuir Chambers, P.O. Box 71
                  Road Town, Tortola, British Virgin Islands
                           Telephone: (284) 494-2233
         Fax General: (284) 494-3547 . (284) 494-4885 . (284) 494-6314
      Fax Incorporations: (284) 494-6291 . Fax Litigation: (284) 494-3398

               e-mail: hwr@caribsurf.com . web-site: www.hwr.org



                                        Writer's Direct Line:

                                        Your Ref:

25 October 1999                         Our Ref: 12905-002-JST-olv2


OpenTV Corp.
P.O. Box 3186
Road Town, Tortola
British Virgin Islands

Dear Sirs

OpenTV Corp.

We have been asked as counsel to Open TV Corp., a British Virgin Islands company (the "Company"), to provide this legal opinion in connection with the registration under the United States Securities Act of 1933, as amended (the "Securities Act"), of the unissued Class A Ordinary Shares in the Company (the "Shares") to be offered by the Company to members of the general public through certain underwriters. This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement (as defined below).

1.  For the purpose of this opinion we have reviewed the following documents:

    (a) the Registration Statement on Form F-1 provided to us (the "Registration Statement") filed by the Company with the United States Securities and Exchange Commission for the purpose of registering the Shares;

    (b)        (i)      the Memorandum and Articles of Association and
                        certificate of incorporation of the Company;

               (ii) the directors' written resolutions dated 17 October 1999 authorising the issuance of the Shares and amendments to the Company's Memorandum and Articles of Association; and

               (iv) a Registered Agent's Certificate dated 14th October 1999 issued by Havelet Trust Company (BVI) Limited, the Registered Agent of the Company in the British Virgin Islands.
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        (c)     the public records of the Company as at 25 October 1999 on file with, and available for inspection at, the Companies Registry in the British Virgin Islands.

We have also made such other enquiries and reviewed such matters of law and examined the originals, photocopies, certified or otherwise identified to our satisfaction, of such other documents, records, agreements and certificates as we have considered relevant for the purposes of giving the opinion expressed below.

2. This legal opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

3.      Based on the foregoing, we are of the opinion that:-

        (a) the Company is a company limited by shares, duly incorporated, validly existing, and in good standing as a separate legal entity under the laws and regulations of the British Virgin Islands;

        (b) subject to the filing at the Companies Registry, Road Town, Tortola of the Directors' Resolutions, the Company has full statutory authority, corporate power and legal right to own, lease and operate its properties and to conduct its business as described in the Registration Statement; and

        (c) subject to the filing at the Companies Registry, Road Town, Tortola of the Directors' Resolutions, the Shares to be offered and sold by the Company have been legally authorised and, when sold pursuant to the terms described in the Registration Statement, and paid for at least to the extent of their par value, will be legally issued, fully paid and non-assessable.

In connection with the above opinion, we hereby consent:-

        (a) to the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the captions "Risk Factors - United States judgments may not be fully enforceable against us" and "Legal Matters"; and

        (b) to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is addressed to you and may be relied upon by you and your counsel. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Harney Westwood & Riegels

HARNEY WESTWOOD & RIEGELS

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